UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): June 6, 2007


                                Greatbatch, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                 1-16137                 16-1531026
  (State or other jurisdiction     (Commission             (IRS Employer
       of incorporation)           File Number)          Identification No.)


                     9645 Wehrle Drive
                    Clarence, New York                     14031
         (Address of principal executive offices)        (Zip Code)


                                 (716) 759-6901
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 2.01      Completion of Acquisition or Disposition of Assets.
               ---------------------------------------------------

       On June 6, 2007, as a result of a tender offer (the "Offer") and pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 28, 2007, by and among Enpath Medical, Inc. ("Enpath"), Greatbatch Ltd. ("Parent"), an indirect wholly-owned subsidiary of Greatbatch, Inc. ("Greatbatch"), and Chestnut Acquisition Corporation ("Purchaser"), a wholly-owned subsidiary of Parent, Purchaser acquired approximately 90.1% of the outstanding common stock of Enpath.

       The initial period of the Offer expired at 12:00 midnight, New York City time, on Tuesday, June 5, 2007. Based upon a preliminary tally by Mellon Investor Services LLC, the depositary for the Offer, at the close of the initial period of the Offer a total of 5,790,211 shares of Enpath common stock were validly tendered in the Offer and not withdrawn (including 437,345 shares tendered pursuant to guaranteed delivery procedures). Purchaser has accepted for purchase all Enpath shares validly tendered in the Offer and not withdrawn. Payment for the tendered shares, at the Offer price of $14.38 per share, in cash, without interest thereon and less any required withholding taxes, will be made promptly.

       Greatbatch and Purchaser announced a subsequent offering period, which commenced on Wednesday, June 6, 2007 and will expire at 12:00 Midnight, New York City time, on Friday, June 8, 2007, unless extended. During the subsequent offering period, Purchaser will accept for payment and promptly pay for shares of Enpath as they are tendered. Enpath shareholders who tender shares during such period will be paid the same $14.38 per share cash consideration paid during the initial offering period. Shares tendered during the subsequent offering period may not be withdrawn.

       Following the expiration of the subsequent offer period and pursuant to the terms of the Merger Agreement, Purchaser will be merged with and into Enpath (the "Merger"). At the time the Merger becomes effective, each outstanding share of Enpath common stock not tendered into the Offer (other than shares owned by the Greatbatch, Parent or Purchaser) will automatically be converted into the right to receive the same $14.38 per share cash consideration paid in the Offer. Following the consummation of the Merger, Enpath will continue as the surviving corporation and a wholly-owned subsidiary of Parent. The merger is expected to occur on or about June 15, 2007.


Item 9.01.     Financial Statements and Exhibits.
               ----------------------------------

       (a)     Financial Statements of Business Acquired.

               In accordance with Item 9.01(a) of Form 8-K, the financial statements for Enpath Medical, Inc. required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before August 22, 2007.

       (b)     Pro Forma Financial Information.

               In accordance with Item 9.01(b) of Form 8-K, the pro forma financial information required pursuant to Regulation S-X will be filed by amendment to this Form 8-K on or before August 22, 2007.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         GREATBATCH, INC.
     Dated: June 8, 2007
                                         By: /s/ Thomas J. Mazza
                                            ------------------------------------
                                              Thomas J. Mazza
                                              Senior Vice President and
                                              Chief Financial Officer